                                                                  EXHIBIT  4-C-5


                              HARTMARX CORPORATION

                      FIFTH AMENDMENT TO CREDIT AGREEMENT



     This FIFTH AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of January 30, 1996 and entered into by and among HARTMARX CORPORATION, a Delaware corporation ("BORROWER"), the LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to as a "LENDER" and collectively as "LENDERS"), GENERAL ELECTRIC CAPITAL CORPORATION as Managing Agent and Collateral Agent for Lenders ("MANAGING AGENT") and THE BANK OF NEW YORK and BANKAMERICA BUSINESS CREDIT, INC. as co-agents ("CO-AGENTS") and, for purposes of Section 3 hereof, the GUARANTORS IDENTIFIED ON THE SIGNATURE PAGES HEREOF, (collectively the "GUARANTORS"), and is made with reference to that certain Credit Agreement dated as of March 23, 1994, among Borrower, Lenders and Agent, as amended by the First Amendment to Credit Agreement dated as of August 26, 1994 among Borrower, Lenders and Agent, by the Second Amendment to Credit Agreement dated as of March 20, 1995 among Borrower, Lenders and Agent, by the Third Amendment to Credit Agreement dated as of June 30, 1995 among Borrower, Lenders, Managing Agent, Co-Agents and consented to by Guarantors and by the Fourth Amendment to Credit Agreement dated as of November 30, 1995 by and among Borrower, Lenders, Managing Agent, Co-Agents and consented to by Guarantors (the "CREDIT AGREEMENT"; capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement). Unless otherwise indicated, Section and subsection references contained herein shall be to the corresponding Sections and subsections of the Credit Agreement.


                                R E C I T A L S
                                - - - - - - - -

     WHEREAS, Borrower and Lenders desire to amend the Credit Agreement as set forth below;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

                                   SECTION 1
                                   AMENDMENT

1.1  AMENDMENTS TO THE CREDIT AGREEMENT.

     A. Rate of Interest. Section 2.2.A. of the Credit Agreement is amended by deleting the third paragraph and the fourth paragraph thereof in their entirety and substituting the following therefor:

     "The "APPLICABLE MARGIN" for each LIBOR Rate Loan for any fiscal quarter shall be the percentage which is set forth below next to the most recent fiscal quarter of Borrower for which a Compliance Certificate is (or should have been) delivered pursuant to subsection 6.1(iv) ("CALCULATION QUARTER") based upon the Consolidated Debt Service Coverage Ratio for the four consecutive fiscal quarters of Borrower ending on the last day of the Calculation Quarter; provided that notwithstanding anything to the contrary contained herein, the Applicable Margin shall be 1.75% until the earlier of (i) the date of delivery of a Compliance Certificate pursuant to subsection 6.1(iv) for the second fiscal quarter of 1996 of Borrower or (ii) the date such Compliance Certificate should have been delivered pursuant to subsection 6.1(iv) for the second fiscal quarter of 1996 of Borrower in the event that such Compliance Certificate is not timely delivered.

                                                                    APPLICABLE
                                                                    MARGIN FOR
                               CONSOLIDATED DEBT SERVICE            LIBOR RATE
FISCAL QUARTER                      COVERAGE RATIO                    LOANS
------------------------------------------------------------------------------
First Quarter 1996   Not applicable                                      1.75%
------------------------------------------------------------------------------
Second Quarter 1996  Less than 0.76:1.00                                 2.00%
                     ---------------------------------------------------------
                     Greater than or equal to 0.76:1.00 but less
                     than 0.84:1.00                                     1.875%
                     ---------------------------------------------------------
                     Greater than or equal to 0.84:1.00 but less
                     than 1.50:1.00                                      1.75%
                     ---------------------------------------------------------
                     Greater than or equal to 1.50:1.00                  1.50%
------------------------------------------------------------------------------
Third Quarter 1996   Less than 0.92:1.00                                 2.00%
                     ---------------------------------------------------------
                     Greater than or equal to 0.92:1.00 but less
                     than 1.02:1.00                                     1.875%
                     ---------------------------------------------------------
                     Greater than or equal to 1.02:1.00 but less
                     than 1.50:1.00                                      1.75%
                     ---------------------------------------------------------
                     Greater than or equal to 1.50:1.00                  1.50%
------------------------------------------------------------------------------
Fourth Quarter 1996  Less than 1.00:1.00                                 2.00%
                     ---------------------------------------------------------
                     Greater than or equal to 1.00:1.00 but less
                     than 1.11:1.00                                     1.875%
                     ---------------------------------------------------------
                     Greater than or equal to 1.11:1.00 but less
                     than 1.50:1.00                                      1.75%
                     ---------------------------------------------------------
                     Greater than or equal to 1.50:1.00                  1.50%
------------------------------------------------------------------------------
First Quarter 1997   Less than 1.22:1.00                                 2.00%
                     ---------------------------------------------------------
                     Greater than or equal to 1.22:1.00 but less
                     than 1.36:1.00                                     1.875%
                     ---------------------------------------------------------
                     Greater than or equal to 1.36:1.00 but less
                     than 1.50:1.00                                      1.75%
                     ---------------------------------------------------------
                     Greater than or equal to 1.50:1.00                  1.50%
------------------------------------------------------------------------------

                                                                    APPLICABLE
                                                                    MARGIN FOR
                               CONSOLIDATED DEBT SERVICE            LIBOR RATE
FISCAL QUARTER                      COVERAGE RATIO                    LOANS
------------------------------------------------------------------------------
Second Quarter 1997  Less than 1.10:1.00                                 2.00%
                     ---------------------------------------------------------
                     Greater than or equal to 1.10:1.00 but less
                     than 1.20:1.00                                     1.875%
                     ---------------------------------------------------------
                     Greater than or equal to 1.20:1.00 but less
                     than 1.50:1.00                                      1.75%
                     ---------------------------------------------------------
                     Greater than or equal to 1.50:1.00                  1.50%
------------------------------------------------------------------------------
Third Quarter 1997   Less than 1.20:1.00                                 2.00%
                     ---------------------------------------------------------
                     Greater than or equal to 1.20:1.00 but less
                     than 1.30:1.00                                     1.875%
                     ---------------------------------------------------------
                     Greater than or equal to 1.30:1.00 but less
                     than 1.50:1.00                                      1.75%
                     ---------------------------------------------------------
                     Greater than or equal to 1.50:1.00                  1.50%
------------------------------------------------------------------------------
Fourth Quarter 1997
 and thereafter      Less than 1.30:1.00                                 2.00%
                     ---------------------------------------------------------
                     Greater than or equal to 1.30:1.00 but less        1.875%
                     than 1.40:1.00
                     ---------------------------------------------------------
                     Greater than or equal to 1.40:1.00 but less
                     than 1.50:1.00                                      1.75%
                     ---------------------------------------------------------
                     Greater than or equal to 1.50:1.00                  1.50%
------------------------------------------------------------------------------

     For Libor Rate Loans initiated, or converted or continued pursuant to a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, at or after the delivery of the applicable Compliance Certificate, the Applicable Margin shall be adjusted, to the extent required, on the date of delivery of such Compliance Certificate delivered pursuant to subsection 6.1(iv); provided that the Consolidated Debt Service Coverage Ratios and Applicable Margins set forth above for any Calculation Quarter shall continue in effect until the earlier of (i) the date of delivery of a Compliance Certificate pursuant to subsection 6.1(iv) for the fiscal quarter of Borrower next succeeding such Calculation Quarter or (ii) the date such Compliance Certificate should have been delivered pursuant to subsection 6.1(iv) for such fiscal quarter of Borrower next succeeding such Calculation Quarter in the event such Compliance Certificate is not timely delivered, at which time such fiscal quarter of Borrower next succeeding such Calculation Quarter shall be deemed to be the Calculation Quarter for purposes hereof; provided further that without limiting any Event of Default or Potential Event of Default that may result therefrom, in the event Borrower does not deliver any Compliance Certificate required pursuant to subsec tion 6.1(iv) by the date specified therefor, then the Applicable Margin shall automatically be adjusted to 2.00%, commencing on the date such Compliance

     Certificate was required to be delivered and expiring on the actual date of delivery thereof."

     B. Prepayments and Reductions from Asset Sales. (i) Subsection 2.4A(iii) of the Credit Agreement is amended by deleting the first sentence thereof and substituting the following sentence therefor:

          "No later than the second Business Day following the date of receipt by Borrower or any of its Subsidiaries of (i) Net Cash Proceeds of any Asset Sale equal to or greater than $500,000 in the aggregate, Borrower shall prepay the Loans in an amount equal to the amount of such Net Cash Proceeds which is the highest integral multiple of $100,000 and (ii) Net Cash Proceeds of any Asset Sale, the Revolving Loan Commitments shall be permanently reduced to the extent required by the proviso set forth below."

     (ii) Subsection 2.4A(iii) of the Credit Agreement is further amended by deleting the proviso thereto and substituting the following therefor:

     " ; provided, however, that the Revolving Loan Commitments shall only be reduced in an amount equal to the Net Cash Proceeds of an Asset Sale only to the extent that such amount (or portion thereof) would otherwise be required to be applied to payment, redemption or repurchase in respect of the Senior Subordinated Notes."

     C. Minimum Consolidated Debt Service Coverage Ratio. Section 7.6A of the Credit Agreement is amended by amending and restating the table set forth therein as follows:

                                               MINIMUM CONSOLIDATED
                                                   DEBT SERVICE
          FISCAL QUARTER                          COVERAGE RATIO
          ---------------------------------------------------------
          Second Quarter 1994                             1.10:1.00
          ---------------------------------------------------------
          Third Quarter 1994                              1.10:1.00
          ---------------------------------------------------------
          Fourth Quarter 1994                             1.10:1.00
          ---------------------------------------------------------
          First Quarter 1995                              1.30:1.00
          ---------------------------------------------------------
          Second Quarter 1995                             1:30:1.00
          ---------------------------------------------------------
          Third Quarter 1995                              1:40:1.00
          ---------------------------------------------------------
          Fourth Quarter 1995                             1.00:1.00
          ---------------------------------------------------------
          First Quarter 1996                              0.70:1.00
          ---------------------------------------------------------
          Second Quarter 1996                             0.67:1.00
          ---------------------------------------------------------
          Third Quarter 1996                              0.82:1.00
          ---------------------------------------------------------
          Fourth Quarter 1996                             0.89:1.00
          ---------------------------------------------------------
          First Quarter 1997                              1.00:1.00
          ---------------------------------------------------------

                                               MINIMUM CONSOLIDATED
                                                   DEBT SERVICE
          FISCAL QUARTER                          COVERAGE RATIO
          ---------------------------------------------------------
          Second Quarter 1997                             1.00:1.00
          ---------------------------------------------------------
          Third Quarter 1997                              1.10:1.00
          ---------------------------------------------------------
          Fourth Quarter 1997                             1.20:1.00
          ---------------------------------------------------------
          First Quarter 1998 and thereafter               1.50:1.00
          ---------------------------------------------------------


     D. Maximum Consolidated Leverage Ratio. Section 7.6B of the Credit Agreement is amended by amending and restating the table set forth therein as follows:

          Fiscal Quarter        Maximum Consolidated Leverage Ratio
          ---------------------------------------------------------
          Second Quarter 1994                             6.25:1.00
          ---------------------------------------------------------
          Third Quarter 1994                              6.25:1.00
          ---------------------------------------------------------
          Fourth Quarter 1994                             6.25:1.00
          ---------------------------------------------------------
          First Quarter 1995                              6.00:1.00
          ---------------------------------------------------------
          Second Quarter 1995                             6.00:1.00
          ---------------------------------------------------------
          Third Quarter 1995                              5.50:1.00
          ---------------------------------------------------------
          Fourth Quarter 1995                             6.50:1.00
          ---------------------------------------------------------
          First Quarter 1996                              9.00:1.00
          ---------------------------------------------------------
          Second Quarter 1996                             8.50:1.00
          ---------------------------------------------------------
          Third Quarter 1996                              8.50:1.00
          ---------------------------------------------------------
          Fourth Quarter 1996                             7.50:1.00
          ---------------------------------------------------------
          First Quarter 1997                              7.50:1.00
          ---------------------------------------------------------
          Second Quarter 1997                             7.00:1.00
          ---------------------------------------------------------
          Third Quarter 1997                              7.00:1.00
          ---------------------------------------------------------
          Fourth Quarter 1997                             6.00:1.00
          ---------------------------------------------------------
          First Quarter 1998 and thereafter               5.50:1.00
          ---------------------------------------------------------

     E. Consolidated Capital Expenditures. Section 7.8 of the Credit Agreement is amended by amending and restating the table set forth therein as follows:

          Fiscal Year     Maximum Consolidated Capital Expenditures
          ---------------------------------------------------------
          1994                                          $15,000,000
          ---------------------------------------------------------
          1995                                          $16,000,000
          ---------------------------------------------------------
          1996                                          $15,000,000
          ---------------------------------------------------------
          1997                                          $16,000,000
          ---------------------------------------------------------
          1998                                          $17,000,000
          ---------------------------------------------------------

          ---------------------------------------------------------
          1999                                          $18,000,000
          ---------------------------------------------------------


                                   SECTION 2
                   BORROWERS' REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Amendment, Borrower represents and warrants to Lenders that after giving effect to this Amendment in the manner contemplated by Section 4.6 of this Amendment, each of the following is true and correct:

     (a) no event has occurred and is continuing which constitutes an Event of Default or Potential Event of Default;

     (b) the representations and warranties of Borrower and the other Credit Parties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof and as of the Effective Date (as defined below) to the same extent as though made on and as of the date hereof and as of the Effective Date except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date;

     (c) each of Borrower and the other Credit Parties has performed all agreements on its part to be performed prior to the date hereof as set forth in the Credit Agreement and the other Loan Documents;

     (d) each of Borrower and the Guarantors has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement;

     (e) the execution of this Amendment has been duly authorized by all necessary corporate action on the part of Borrower and the Guarantors; and

     (f) the execution and delivery by Borrower and the Guarantors of this Amendment does not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrower, the Guarantors or any of their respective Subsidiaries, the Certificate of Incorporation of Borrower, the Guarantors or any of their respective Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Borrower, the Guarantors or any of their respective Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower, the Guarantors or any of their respective Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower, the Guarantors or any of their respective Subsidiaries (other than any Liens created under any of the Loan Documents in favor of

Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrower, the Guarantors or any of their respective Subsidiaries.


                                   SECTION 3
                                  GUARANTORS

     Each of the Guarantors hereby consents to this Amendment and agrees that each Loan Document to which it is a party shall continue in full force and effect and shall be valid and enforceable and shall not be impaired or affected by the execution of this Amendment and is hereby ratified and confirmed.


                                   SECTION 4
                                 MISCELLANEOUS

4.1  REFERENCES TO AND EFFECT ON THE CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS.

     (i) On and after the Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby;

     (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed; and

     (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

4.2  FEES AND EXPENSES.

     Borrower acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Managing Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

4.3  HEADINGS.

     Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

4.4  APPLICABLE LAW.

     THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO COMMON LAW CONFLICTS OF LAWS PRINCIPLES.

4.5  COUNTERPARTS.

     This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

4.6  EFFECTIVENESS.

     This Amendment shall become effective (such date being the "EFFECTIVE DATE") upon the execution of a counterpart hereof by Requisite Lenders, the Borrower and the Guarantors and receipt by Borrower and Managing Agent of written or telephone notification of such execution and authorization of delivery thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                         BORROWER:

                         HARTMARX CORPORATION

                         By: _______________________________________________
                             Glenn R. Morgan
                             Executive Vice President and
                             Chief Financial Officer


                         GUARANTORS:


                         AMERICAN APPAREL BRANDS, INC.
                         ANNISTON SPORTSWEAR CORPORATION
                         BLLTWELL COMPANY, INC.
                         BRIAR, INC.
                         C.M. CLOTHING, INC.
                         C.M. OUTLET CORP.
                         CHICAGO TROUSER COMPANY, LTD.
                         COUNTRY MISS, INC.
                         COUNTRY MISS INTERNATIONAL LIMITED
                         COUNTRY SUBURBANS, INC.
                         DIRECT ROUTE MARKETING CORPORATION
                         E-TOWN SPORTSWEAR CORPORATION
                         FAIRWOOD-WELLS, INC.
                         GLENEAGLES, INC.
                         TAG APPAREL, INC. (FORMERLY KNOWN AS HENRY GRETHEL
                           APPAREL, INC.)
                         HANDMACHER FASHIONS FACTORY OUTLET, INC.
                         HANDMACHER-VOGEL, INC.
                         HARTMARX INTERNATIONAL, INC.
                         HART SCHAFFNER & MARX
                         HART SERVICES, INC.
                         THOS. HEATH CLOTHES, INC.
                         TAG LICENSING, INC. (FORMERLY KNOWN AS HGA LICENSING,
                           INC.)
                         HICKEY-FREEMAN CO., INC.
                         HIGGINS, FRANK & HILL, INC.

                         NOVAPPAREL, INC. (FORMERLY KNOWN AS HMXUS, INC.) HOOSIER FACTORIES, INCORPORATED
                         HSM UNIVERSITY, INC.
                         INTERCONTINENTAL APPAREL, INC.
                         INTERNATIONAL WOMEN'S APPAREL, INC.
                         JAYMAR-RUBY, INC.
                         JRSS, INC.
                         KUPPENHEIMER MEN'S CLOTHIERS DADEVILLE, INC.
                         MEN'S QUALITY BRANDS, INC.
                         NATIONAL CLOTHING COMPANY, INC.
                         106 REAL ESTATE CORP.
                         RECTOR SPORTSWEAR CORPORATION
                         ROBERTS INTERNATIONAL CORPORATION
                         SALHOLD, INC.
                         SEAFORD CLOTHING CO.
                         SOCIETY BRAND, LTD.
                         ROBERT SURREY, INC.
                         TAILORED TREND, INC.
                         THORNGATE UNIFORMS, INC.
                         TRADE FINANCE INTERNATIONAL LIMITED
                         UNIVERSAL DESIGN GROUP, LTD.
                         M. WILE & COMPANY, INC.
                         WINCHESTER CLOTHING COMPANY
                         YORKE SHIRT CORPORATION


                         By: _______________________________________________
                             Glenn R. Morgan
                             Vice President of each of the foregoing (except for Country Miss International Limited) and a Director of Country Miss International Limited

                         LENDERS:

                         GENERAL ELECTRIC CAPITAL CORPORATION,
                         individually, as Managing Agent and as Collateral Agent

                         By: _______________________________________________

                         Title: ____________________________________________

                         THE BANK OF NEW YORK,
                         individually, as Co-Agent and as Issuing Lender for the Letters of Credit (other than the Existing Letters of Credit)


                         By: _______________________________________________

                         Title: ____________________________________________

                         BANKAMERICA BUSINESS CREDIT, INC.,
                         individually and as Co-Agent


                         By: _______________________________________________

                         Title: ____________________________________________

                         THE FIRST NATIONAL BANK OF CHICAGO,
                         individually and as Issuing Lender for Existing Letters of Credit


                         By: _______________________________________________

                         Title: ____________________________________________

                         MANUFACTURERS AND TRADERS TRUST COMPANY


                         By: _______________________________________________

                         Title: ____________________________________________

                         HARRIS TRUST AND SAVINGS BANK


                         By: _______________________________________________

                         Title: ____________________________________________

                         THE NORTHERN TRUST COMPANY


                         By: _______________________________________________

                         Title: ____________________________________________

                         CHEMICAL BANK


                         By: _______________________________________________

                         Title: ____________________________________________

                         SANWA BUSINESS CREDIT CORPORATION


                         By: _______________________________________________

                         Title: ____________________________________________